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                      [PricewaterhouseCoopers Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No-333-66453), as amended, of our report dated February 23, 1998, appearing on Page F-3 of Doral Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Juan, Puerto Rico

December 28, 1998